Exhibit 5.1

300 North LaSalle Chicago, Illinois 60654 (312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

March 25, 2015

Enova International, Inc.

200 W. Jackson Boulevard

Chicago, Illinois 60606

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Enova International, Inc., a Delaware corporation (the “Issuer”), and the guarantors listed on Exhibit A hereto (collectively, the “Guarantors”). This opinion letter is being delivered in connection with the proposed registration by the Issuer of $500,000,000 in aggregate principal amount of its 9.75% Senior Notes due 2021 (the “Exchange Notes”), to be guaranteed (the “Exchange Guarantees”) by the Guarantors, pursuant to a Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on March 18, 2015. Such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement.” The Exchange Notes are to be issued pursuant to the Indenture dated as of May 30, 2014 (as amended or supplemented, the “Indenture”), by and among the Issuer, the Guarantors and U.S. Bank National Association, as trustee. The Exchange Notes are to be issued in exchange for, and in replacement of, the Issuer’s outstanding 9.75% Senior Notes due 2021 (the “Outstanding Notes”), of which $500,000,000 in aggregate principal amount is outstanding and is subject to the exchange offer pursuant to the Registration Statement.

In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the articles of incorporation and certificates of formation, as applicable, and bylaws and operating agreements, as applicable, of the Issuer and the Guarantors (ii) resolutions of the boards of directors, members or managers of the Issuer and the Guarantors with respect to the issuance of the Exchange Notes and the Exchange Guarantees, (iii) the Indenture, (iv) the Registration Statement, and (v) the Registration Rights Agreement, dated as of May 30, 2014, by and among the Issuer, the guarantors party thereto and Jefferies Finance LLC (the “Initial Purchaser”).

Beijing        Hong Kong        Houston         London        Los Angeles        Munich        New York         Palo Alto        San Francisco        Shanghai        Washington, D.C.

Enova International, Inc.

March 25, 2015

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Issuer and the Guarantors, and the due authorization, execution and delivery of all documents by the parties thereto other than the Issuer and the Guarantors. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Issuer and the Guarantors.

Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) any applicable prospectus supplement is prepared and filed with the Commission describing the Exchange Notes offered thereby to the extent necessary, (iii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iv) the Exchange Notes and the Exchange Guarantees have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to holders of the Outstanding Notes in exchange for the Outstanding Notes and the guarantees related thereto, the Exchange Notes will be valid and binding obligations of the Issuer and the Exchange Guarantees will be validly issued and binding obligations of the Guarantors.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware (including the statutory provisions, all applicable provisions of the relevant state constitutions and reported judicial decisions interpreting the foregoing) and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also

Enova International, Inc.

March 25, 2015

depend on how the court involved chose to exercise the wide discretionary authority generally available to it. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of the effectiveness of the Registration Statement should the present laws of the State of New York, the General Corporation Law of the State of Delaware or the Limited Liability Act of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Yours very truly,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP

Enova International, Inc.

March 25, 2015

Exhibit A

Guarantors*

AEL Net Marketing, LLC

AEL Net of Missouri, LLC

Billers Acceptance Group, LLC

CashEuroNet UK, LLC

CashNet CSO of Maryland, LLC

CashNetUSA CO LLC

CashNetUSA of Florida, LLC

CashNetUSA OR LLC

CNU Newco, LLC

CNU DollarsDirect Inc.

CNU DollarsDirect Lending Inc.

CNU of Alabama, LLC

CNU of Alaska, LLC

CNU of Arizona, LLC

CNU of California, LLC

CNU of Colorado, LLC

CNU of Delaware, LLC

CNU of Florida, LLC

CNU of Hawaii, LLC

CNU of Idaho, LLC

CNU of Illinois, LLC

CNU of Indiana, LLC

CNU of Kansas, LLC

CNU of Louisiana, LLC

CNU of Maine, LLC

CNU of Michigan, LLC

CNU of Minnesota, LLC

CNU of Mississippi, LLC

CNU of Missouri, LLC

CNU of Montana, LLC

CNU of Nevada, LLC

CNU of New Hampshire, LLC

CNU of New Mexico, LLC

CNU of North Dakota, LLC

CNU of Ohio, LLC

CNU of Oklahoma, LLC

CNU of Oregon, LLC

CNU of Rhode Island, LLC

CNU of South Carolina, LLC

CNU of South Dakota, LLC

CNU of Tennessee, LLC

CNU of Texas, LLC

CNU of Utah, LLC

CNU of Virginia, LLC

CNU of Washington, LLC

CNU of Wisconsin, LLC

CNU of Wyoming, LLC

CNU Online Holdings, LLC

CNU Technologies of Iowa, LLC

CreditMe, LLC

Debit Plus Payment Solutions, LLC

Debit Plus Services, LLC

Debit Plus Technologies, LLC

Debit Plus, LLC

DollarsDirect, LLC

DP Labor Holdings, LLC

Enova Brazil, LLC

Enova Financial Holdings, LLC

Enova International GEC, LLC

Enova Online Services, Inc.

EuroNetCash, LLC

Headway Capital, LLC

Mobile Leasing Group, Inc.

NC Financial Solutions of Alabama, LLC

NC Financial Solutions of Arizona, LLC

NC Financial Solutions of California, LLC

NC Financial Solutions of Delaware, LLC

NC Financial Solutions of Florida, LLC

NC Financial Solutions of Georgia, LLC

NC Financial Solutions of Idaho, LLC

NC Financial Solutions of Illinois, LLC

NC Financial Solutions of Indiana, LLC

NC Financial Solutions of Kansas, LLC

NC Financial Solutions of Louisiana, LLC

NC Financial Solutions of Maryland, LLC

NC Financial Solutions of Mississippi, LLC

NC Financial Solutions of Missouri, LLC

NC Financial Solutions of Montana, LLC

NC Financial Solutions of Nevada, LLC

NC Financial Solutions of New Hampshire, LLC

*	All Guarantors are Delaware Corporations or limited liability companies.

Enova International, Inc.

March 25, 2015

NC Financial Solutions of New Jersey, LLC

NC Financial Solutions of New Mexico, LLC

NC Financial Solutions of North Dakota, LLC

NC Financial Solutions of Ohio, LLC

NC Financial Solutions of Oregon, LLC

NC Financial Solutions of Rhode Island, LLC

NC Financial Solutions of South Carolina, LLC

NC Financial Solutions of South Dakota, LLC

NC Financial Solutions of Tennessee, LLC

NC Financial Solutions of Texas, LLC

NC Financial Solutions of Utah, LLC

NC Financial Solutions of Virginia, LLC

NC Financial Solutions of Wisconsin, LLC

NC Financial Solutions, LLC

Ohio Consumer Financial Solutions, LLC

Tennessee CNU, LLC

The Check Giant NM, LLC